As filed with the Securities and Exchange Commission on September 19, 2003 Registration No. 333-106362
      ====================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               (Amendment No. 1)

                            ------------------------

                            INTELLIGENT SPORTS, INC.
                 (Name of Small Business Issuer in its Charter)

          California                      7790                   33-0991785
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or organization)  Classification Code Number) Identification No.)

                            Intelligent Sports, Inc.
                               1817 Millsweet Dr.
                                Upland, CA 91784
                                 (818) 469-5113
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Thomas Hobson, President
                            Intelligent Sports, Inc.
                               1817 Millsweet Dr.
                                Upland, CA 91784
                                 (818) 469-5113
            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)

                          Copies of communications to:
                             Michael S. Krome, P.C.
                                  8 Teak Court
                           Lake Grove, New York 11755
                          Telephone No.: (631) 737-8381
                          Facsimile No.: (631) 737-8382


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Calculation of Registration Fee
===============================================================================

                           Proposed         Proposed                   Amount
Title                      Amount           Maximum                    Maximum                Amount of
Of Securities              to be            Offering Price             Aggregate              Registration
To be Registered           Registered       Per Share (1)              Offering Price (2)     Fee (1)
---------------------      -------------    -----------------         ----------------------  ----------
Common Stock,              12,000,000       $3.00 (1)                 $36,000,000             $3,312
No Par value

     (1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
     (2) Represents proposed maximum offering price.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus, Subject to Completion, dated August 9, 2003



                            INTELLIGENT SPORTS, INC.

                        12,000,000 shares of common stock
                    ----------------------------------------

Intelligent Sports, Inc., is registering a total of 12,000,000 shares of common stock. Of this total 7,600,000 shares of common stock is already issued by the registrant and may be sold by the Selling Shareholders listed herein and the Company is registering an additional 4,400,000 shares for future sale at the offering price. These outstanding shares may be offered and sold from time to time. The Company will not receive any of the proceeds from the sale of these shares. The Company has paid and intends to pay all expenses associated with this offering.

MARKET FOR THE SHARES
No market currently exists for our shares. The price reflected in this Prospectus of $3.00 per share is the offering price of shares upon the effectiveness of this prospectus.

Of the total shares being offered, the selling shareholders are offering 7,600,000 shares or 63.3% of the total shares being offered. The effect of the offering of the shares by the selling shareholders will be to reduce the price that the common stock would otherwise have traded in the open market, perhaps significantly, thus either reducing the proceeds that the Company will get from this offering and/or delaying the date of completion for the offering of the Company's common stock and possibly rendering unacceptable to the Company's Board of Directors such sale of the Company's shares. There is no arrangement between the Company and the selling shareholders to address the possible effect of the concurrent primary and secondary offering on the price of our shares.

The securities offered in this prospectus involve a high degree of risk. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Offering Price(l)                  Selling Commissions(1)     Proceeds to Co.(2)
         -----------------                  ----------------------     ------------------
Per Common
Share    $3.00                              $0.30                      $2.70
Maximum  $13,200,000                        $1,320,000                 $11,880,000
Minimum  $10,000,000                        $1,000,000                 $9,000,000
------------------------------------------------------------------------------

         The date of this Prospectus is September 19, 2003.

(1) The offering price has been estimated for purposes of calculating filing fee. Likewise, the commissions payable to any NASD broker/dealer participating in this Offering has been estimated. (2) Proceeds to the Company are the maximum amount. No minimum amount is required in this best efforts offering. Amount shown related only to the 4.4 million shares being offered for the benefit of the Company.
----------------------------------------

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Summary..................................................................... 6
The Offering.................................................................6
Summary Financial Information................................................7
Risk Factors.................................................................8
Use of Proceeds..............................................................13
Determination of Offering Price..............................................13
Dividends ...................................................................14
Management's Discussion and Analysis or Plan of Operation....................14
Business.....................................................................18
Agreements ..................................................................20
Description of Property......................................................21
Employees ...................................................................21
Management...................................................................21
Executive Compensation ......................................................23
Certain Relationships and Related Transactions...............................24
Principal Stockholders.......................................................24
Dilution.....................................................................25
Offering by Selling Securityholders..........................................27
Description of Securities....................................................28
Plan of Distribution.........................................................30
Legal Proceedings............................................................32
Certain Provisions Of The Certificate Of Incorporation And Bylaws............32
Indemnification of Directors and Officers....................................33
Commission Position on Indemnification ......................................34
Where You Can Find More Information..........................................34
Transfer Agent...............................................................35
Interest of Named Experts and Counsel........................................35
Legal Matters................................................................35
Experts......................................................................35
Financial Statements ........................................................36

PROSPECTUS SUMMARY
This prospectus summary highlights selected information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding our company and the shares of common stock being sold in this offering, which information appears elsewhere in this prospectus.


ABOUT OUR COMPANY

Intelligent Sports is a holding company for its subsidiary, Inland Empire Sports Academy, Inc. a sports related businesses. Intelligent Sports provides its subsidiary with strategic guidance and support in the areas of marketing, sales, sponsorships, partnerships, policy & procedures, finance and expansion. Our focus is in the area of basketball. The Inland Empire Sports Academy, Inc. (The Sports Academy), promotes a diverse range of sports programs, leagues, tournaments, clinics and individual sports skill training.

The Inland Empire Sports Academy, Inc., is a wholly owned subsidiary of Intelligent Sports, Inc. Island Empire Sports Academy, Inc., operated under a Doing Business As certificate as "Nothin' But Net Basketball Programs", which represents all the revenue of Intelligent Sports, Inc., at this time.


HOW OUR COMPANY IS ORGANIZED

We were incorporated in the State of California on November 27, 2001. The corporation has no prior operating history in the operation of sports leagues, sporting venues, marketing, sales or any other business. The corporation was formed for the purpose of operation of sports leagues, sporting venues, marketing and sales.

                              WHERE YOU CAN FIND US

We are located at 1817 Millsweet Dr., Upland, California 91784. Our telephone number is (818) 469-5113.

                                  THE OFFERING

         Of the total shares being offered, the selling shareholders are offering 7,600,000 shares or 63.3% of the total shares being offered. The effect of the offering of the shares by the selling shareholders will be to reduce the price that the common stock would otherwise have traded in the open market, perhaps significantly, thus either reducing the proceeds that the Company will get from this offering and/or delaying the date of completion for the offering of the Company's common stock and possibly rendering unacceptable to the Company's Board of Directors such sale of the Company's shares. There is no arrangement between the Company and the selling shareholders to address the possible effect of the concurrent primary and secondary offering on the price of our shares.

Shares offered by the Selling Shareholders:            7,600,000 shares
Shares being registered for future sale                4,400,000 shares
Shares Outstanding as of June 30, 2003:                7,600,000 shares
Shares Outstanding At Conclusion of Offering:         12,000,000 shares

Use of Proceeds - Intelligent Sports, Inc. will not receive any proceeds from the sale of the shares by the Selling Shareholders. We may receive the proceeds if any of the shares being registered for future sale are in fact sold, on a best efforts, no minimum basis. The offering to be conducted by the Company currently has no end date. Any and all proceeds raised from the possible sale of the additional shares contained in this prospectus will be used directly by the Company and no funds will be placed in escrow. If this event occurs, we have identified several potential sites for developing our athletic academy that will allow us to have a full time site and space for all programs. Proceeds will be used for marketing promotions to continue to increase awareness in the area. Other startup and administrative expenses are itemized to be used with the proceeds received.

Our Trading Symbol - The Common Stock of Intelligent Sports, Inc. does not have a trading symbol at this time.


                          SUMMARY FINANCIAL INFORMATION

                                                06/30/03                 3/31/03                12/31/02
                                               -----------            -----------             -----------
                                               (Unauditied)           (Unaudited)
Balance Sheet Data:
Total Assets                                   $    15,477            $     2,333            $    60,308
Total Liabilities                                  156,612                125,733                150,183
Total Stockholders' Equity (Deficit)              (141,135)              (123,400)               (89,875)

Statement of Operations:
Revenues                                       $   141,062            $    54,061            $   153,592
Expenses                                           192,322                 87,586                504,667
Net Income (Loss)                                  (51,260)               (37,525)              (449,462)
Income (Loss) Per Share                              (0.01)                 (0.00)                  (.06)


Shares Used In Computing                         7,600,000              7,516,713              7,516,713
Net Income (Loss) Per Share

RISK FACTORS

         An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.


RISK FACTORS RELATED TO INTELLIGENT SPORTS, INC.'S OPERATIONS:

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.
         Through June 30, 2003, we have generated limited revenues from operations, have incurred substantial expenses and have sustained losses in the amount of $504,635. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase significantly as a result of our planned expansion. Since we have limited operating history of marketing our services to the public, our business may never generate sufficient revenues to meet our expenses or achieve profitability. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. If the Company fails to generate significant revenues to meet our expenses or achieve profitability and if the Company cannot arrange financing of our planned expansion, it will be very difficult to operate.

EFFECT OF CONCURRENT PRIMARY AND SECONDARY OFFERINGS
         Of the total shares being offered, the selling shareholders are offering 7,600,000 shares or 63.3% of the total shares being offered. The effect of the offering of the shares by the selling shareholders will be to reduce the price that the common stock would otherwise have traded in the open market, perhaps significantly, thus either reducing the proceeds that the Company will get from this offering and/or delaying the date of completion for the offering of the Company's common stock and possibly rendering unacceptable to the Company's Board of Directors such sale of the Company's shares. There is no arrangement between the Company and the selling shareholders to address the possible effect of the concurrent primary and secondary offering on the price of our shares.

WE ARE INVESTING TIME AND RESOURCES IN NEW BUSINESS INITIATIVES THAT MIGHT NOT MATERIALIZE TO COMMERCIAL VIABILITY.
         As a result, we might incur substantially more expenses than income and might not have enough resources to fund growth that may be commercially viable. If we are not able to successfully initiate our marketing program, we may not be able to generate enough sales to remain a viable company. Competitors already established in certain industries may already have customer bases that we many not be able to sell to. This is especially true if we expand into geographic locations or sports we are currently not operating in.

THE REPORT OF OUR INDEPENDENT ACCOUNTANTS CONTAINS A GOING CONCERN QUALIFICATION, WHICH STATES THAT WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.
         Our independent certified public accountants' report for the period ended December 31, 2002, contains an explanatory paragraph. This paragraph states that our limited working capital position raises substantial doubt about our ability to continue as a going concern. This language in the accountant's opinion could make the process of obtaining financing (debt or equity) more difficult. The explanatory paragraph from the Accountants means that the Company may not be able to continue its operations due to lack of funds and the ability to secure additional funds.

WE ARE DEPENDENT ON OUR KEY PERSONNEL AND THEIR PERSONAL CONTACTS, AND IF WE LOSE THOSE PERSONNEL, OUR BUSINESS WOULD FAIL DUE.
         Our future success depends, in significant part, upon the continued service of our senior management, Thomas Hobson, Dennis Mears and Andre Bossieux. Mr. Hobson and Mr. Mears has spent a considerable amount of time researching and developing the idea for the operation of sports leagues, sporting venues, marketing and sales. In addition, Mr. Hobson and Mr. Mears have developed many personal contacts with various other companies involved in operation of sports leagues, sporting venues, marketing and sales. These contacts are important to the company. The loss of any of these individuals, particularly in the early stages of our operations, would hurt our business. We do not maintain key man life insurance covering any of our personnel. Our future success also depends on our continuing ability to attract and retain highly qualified personnel. Competition for such personnel is intense, and we may experience difficulties in attracting the required number of such individuals. If we are unable to hire and retain personnel in key positions, our business could fail.

WE WILL NEED ADDITIONAL WORKING CAPITAL TO FINANCE OUR BUSINESS PLAN AND SUCH FINANCING MAY BE UNAVAILABLE OR TOO COSTLY.
         As an operator of sports leagues, sporting venues, marketing and sales, we do not need capital to develop and manufacture products. However, we may be asked to advance the cost of certain expenses for venues and other ideas. Our ability to secure such financing and allocate sufficient funds required to support our marketing activity maybe difficult. Additional financing may not be available on favorable terms or even at all. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our ability to raise additional funds may diminish if the public equity markets become less supportive of the industry.

IF WE ARE FOUND LIABLE IN A PERSONAL INJURY LAWSUIT ARISING FROM THE OPERATION OF SPORTS LEAGUES AND SPORTING VENUES, OUR BUSINESS AND FINANCIAL CONDITION MAY BE HARMED.
         We may face potential risk of personal injury liability claims because our services involve activities where injury may occur from their use. These injuries to individuals participating in our tournaments, leagues or clinics, cause them to need serious medical care. Although we have liability insurance coverage for our current operations, we cannot be certain that this insurance will adequately cover all product liability claims or that we will be able to maintain this insurance at a reasonable cost and on reasonable terms. If we are found liable for damages with respect to a personal injury liability claim and our insurance coverage is inadequate to satisfy the claim, then our business, operating results and financial condition could be materially and adversely affected.

RISKS RELATED TO OFFERING MANAGEMENT BENEFICIALLY OWNS OVER 37% OF OUR COMMON STOCK, AND ALL OF THE PREFERRED STOCK CONVERTIBLE INTO COMMON STOCK, GIVING THEM CONTROL OVER THE VOTING OF THE CORPORATION, AND THEIR INTEREST COULD CONFLICT WITH YOURS.
         Our directors and executive officers and other founders beneficially own approximately 35.3% of our outstanding common stock assuming all warrants are exercised. As a result, the directors and executive officers collectively are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders. In addition, Messrs Hobson and Mears each own 50% of the 4,000,000 issued and outstanding Preferred Stock of the company. Each share of preferred stock is convertible into five (5) shares of common stock. Accordingly, they could convert the preferred stock into 20,000,000 shares of common stock. This gives them effective control over all actions of the company.

FUTURE SALES OF COMMON STOCK BY OUR EXISTING STOCKHOLDERS COULD ADVERSELY AFFECT OUR STOCK PRICE.
         As of June 30, 2003, Intelligent Sports, Inc. has 7,600,000 outstanding shares of Common Stock. Out of the 7,600,000 shares currently outstanding 7,600,000 are being registered with this offering. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales will occur, could have a material negative effect on the market price of our Common Stock. This problem would be exacerbated if we issue Common Stock in exchange for equipment and services. Future sales of common stock, either registered or unregistered would increase the number of shares issued and outstanding. This could cause the price per share to fall as more shares enter the market.

IMPACT UPON OUR BUSINESS DUE TO REGISTRATION OF ALL OF OUR ISSUED AND OUTSTANDING COMMON STOCK AND INTENT OF MANAGEMENT FOLLOWING SALE OF ALL OF HIS STOCK
         All of the issued and outstanding shares of common stock of the Company are being registered for resale, including all shares held by our Officer and Director. This increase in the number of shares available for sale could adversely effect the price for our securities which could impair the ability of the Company to raise additional financing. In the event that our officer and director sells all of his shares, he intends to remain with the Company in the same positions he now holds.

WE EXPECT TO ISSUE ADDITIONAL STOCK IN THE FUTURE TO FINANCE OUR BUSINESS PLAN AND THE POTENTIAL DILUTION CAUSED BY THE ISSUANCE OF STOCK IN THE FUTURE MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DROP.

         As of June 30, 2003, we had outstanding 7,600,000 shares of common stock, all of which are included in this registration statement. Subsequent to the effective date of this offering, we may need to raise additional capital, which may result in the issuance of additional shares of common stock, or debt instruments. Shares may be issued under an available exemption, a latter registration statement, or both. If and when additional shares are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our common stock to drop. These factors could also make it more difficult to raise funds through future offerings of common stock.

OUR DIRECTORS HAVE LIMITED LIABILITY AND THEREFORE CANNOT BE HELD LIABLE FOR MONETARY DAMAGES.
         Under our Certificate of Incorporation, the directors cannot be held liable to Intelligent Sports, Inc. or to the stockholders for monetary damages for breach of fiduciary duties except under certain limited circumstances. This would limit the amount that could be recovered in any action brought against the Directors by any shareholders.

WE MAY NOT BE ABLE TO OBTAIN A TRADING MARKET FOR YOUR SHARES MAKING IT MORE DIFFICULT TO SELL YOUR SHARES.
         Trading in our Common Stock, if any, is intended to be conducted on the OTC Bulletin Board operated by the NASD, after we obtain a listing, if ever. We have made application to the NASD to list these shares on the Over the Counter Bulletin Board operated by the NASD. Said application is still pending. Because we may not be able to obtain or maintain a listing on the OTC Bulletin Board, your shares may be difficult or impossible to sell. However, if we are unable to qualify for this listing, or if we will become unable to maintain our listing on the OTC Bulletin Board, we believe that our stock will trade over-the-counter in the National Quotation Bureau's so-called "pink sheets". Consequently, selling your Common Stock would be more difficult because only smaller quantities of stock could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of Intelligent Sports, Inc. may be reduced. In addition, shares quoted on the NQB "pink sheets" are not traded by all brokers and firms and you may have trouble finding a firm to sell your shares. These factors could result in lower prices and larger spreads in the bid and ask prices for our stock.
         Furthermore, we are not presently, and it is likely that for the foreseeable future we will not be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid of price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the NASDAQ application standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ. As a result, it will be more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

OUR COMMON STOCK IS A "PENNY STOCK," AND COMPLIANCE WITH REQUIREMENTS FOR DEALING IN PENNY STOCKS MAY MAKE IT DIFFICULT FOR HOLDERS OF OUR COMMON STOCK TO RESELL THEIR SHARES.
         Currently there is no public market for our common stock. If the common stock is ever listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, our common stock will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these inventors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

Penny stocks are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange; Penny stocks are also stocks, which are issued by companies with: Net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

         Inasmuch as we are considered a Penny Stock, some brokers or firms may not trade our shares. This may limit the ability for you to sell the shares.

WE MAY REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY, WHICH WE MAY NOT BE ABLE TO OBTAIN.
         We may need to raise additional funds through public or private debt or sale of equity to develop and establish our operation of sports leagues, sporting venues, marketing and sales. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk. The failure to raise additional capital might affect our ability to lease additional venues to expand the tournaments, leagues and clinics, or make such events smaller and reduce the number of participants.

         This Prospectus contains forward-looking statements, which involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding future events and our plans and expectations. Intelligent Sports, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this

Prospectus. In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating Intelligent Sports, Inc. and our business before purchasing the Common Stock offered by this Prospectus.


USE OF PROCEEDS

         The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders, and we will not receive any proceeds from the sale of common stock by the selling stockholders.

         The gross proceeds from the sale of the maximum offering are estimated to be $13,200,000. After deducting estimated offering expenses of $17,312 and commissions of $1,320,000, the net proceeds of the maximum offering are $11,862,688. The net proceeds from the sale of the maximum number of shares should satisfy the Company's current working capital needs. The following table details the Company's projected use of proceeds of the Offering. The Officers and Directors may receive salary and fees as set forth in any potential respective Employment Agreement. As of this date of the filing of this Registration Statement, no Employment Agreements have been entered into by the Company.

         Assuming the sale of all Shares offered hereby, the estimated proceeds of this Offering are as set forth below. The Company intends to use the net proceeds during the first twelve-month period for the purposes set forth below:

         Use of Proceeds                             Maximum

         Athletic Academy Acquisition                $    300,000
         Athletic Academy Improvements               $    800,000
         Office and Administrative Expenses          $    300,000
         Marketing and Advertising                   $  2,000,000
         Professional Fees                           $    500,000
         Working Capital (1)                         $  7,962,688
                                                     ------------
            TOTAL                                    $ 11,862,688

(1) Amounts listed under "Working Capital" have not been specifically allocated. Pending application, proceeds may be invested in short-term money market obligations, interest bearing bank accounts, treasury bills or similar instruments.


DETERMINATION OF OFFERING PRICE

         Before this offering, there has been no public market for the shares of our common stock. Accordingly, the price of the common shares stated in this prospectus, $3.00, was determined by an arbitrary process based upon our internal, subjective evaluation. Among the factors considered in determining the initial estimated price of the common shares were:

1. Our history and our prospects;
2. The industry in which we operate;
3. The status and development prospects for our proposed products and services;
4. Our past and present operating results;
5. The previous experience of our executive officers; and
6. The general condition of the securities markets at the time of this offering.

         The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock offered in this prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

         Number of Holders - As of June 30, 2003, there were approximately 23 record holders of common stock.


DIVIDENDS

         We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes to such consolidated financial statements included elsewhere in this Report. The following discussion contains forward-looking statements that involve risks and uncertainties. The statements are based on current expectations and actual results could differ materially from those discussed herein. Factors that could cause or contribute to the differences are discussed in "Business- Risk Factors" and elsewhere in this Report.


OVERVIEW

         We provide youth and amateur sports programs. Currently, we offer youth and amateur basketball leagues, tournaments and clinics that provide a high quality, best-in-class sports experience for our customers. Combining corporate and entrepreneurial expertise, our programs and services help our customers optimize their skills in a positive, learning environment.

         We derive our revenues from three business segments based on the types of products and services provided. For the years ended December 31, 2002 and 2001 total revenues were $153,592 and $1,004, respectively. The increase in sales is due to a ramping up and expansion of our business segments. These business segments are Leagues, Tournaments and Clinic. We derive our revenues from three business segments based on the types of products and services provided. For the years ended December 31, 2002 and 2001 total revenues were $153,592 and $1,004, respectively. The increase in sales is due to a ramping up and expansion of our business segments. These business segments are Leagues, Tournaments and Clinic. Also, for the year ended December 31, 2001, our revenue only included one month of business activity as compared to twelve months of business activity for the year ended December 31, 2002. We provide, pursuant to our agreements with the two entities, marketing, promotion and venue management of the basketball tournaments. We collect the fees and pay BCI and CSG a fee for the use of the tournament name. We have no written contracts with either entity.

         LEAGUES- our basketball leagues are our signature product. Due to customer demand, we expanded our basketball leagues to calendar year operations in 2002. We also expanded our capability and use of our web site and captured email addresses to help promote the leagues and our brand to a broader customer base.

         Our basketball leagues run each season (i.e., Winter, Spring, Summer and Fall). We offer both team and individual player entry. Teams pay an average of $500 per season and player fees average approximately $90 per season. Individual players are assigned to a team. We provide the facilities, referees, site administration and management of the league. In 2002, our league operation served approximately 140 teams which represents in excess of 1,200 customers. Leagues typically operate for 8 weeks with a tournament style playoff format at the end.

         TOURNAMENTS- The success of our signature leagues has led to the expansion of our business model into providing basketball tournaments. These tournaments typically operated over selected weekends to capitalize on the growing need of travel and all-star level teams to test their skills against high-level competition within and outside of their communities. Teams will typically travel longer distances to compete in these tournaments since the level of competition is stronger and the timeframe is condensed into a single weekend. We derived our revenues from a combination of tournament entry fees, gate receipts and merchandise sales.

         Our first tournament was launched in November, 2002. This Thanksgiving Tuornament attracted nearly 60 teams from Bakersfield, CA to Mexicali, Mexico and has led to the expansion to three additional tournaments for 2003.

         Additionally, we provide tournament management for established regional and national tournament programs. In 2002, we contracted to manage and operate two regional tournament programs: The Basketball Congress International ("BCI") and The California State Games Regional Qualifying Tournament ("CSG"). We provide, pursuant to our agreements with the two entities, marketing, promotion and venue management of the basketball tournaments. We collect the fees and pay BCI and CSG a fee for the use of the tournament name. We have not written contracts with either entity.

         BCI is a 30-year-old basketball program that operates regional tournaments throughout the country that culminates into a national tournament for the regional qualifying teams. We were selected as a host for their southern California qualifying tournament. We had approximately 40 teams compete for the opportunity to participate in their national tournament. Revenues were derived from a percentage of the entry fees from the teams that entered the qualifying tournament that we managed and gate receipts.

         CSG is a non-profit, charitable organization established to promote the development and growth of amateur athletics in California. CSG is a grass-roots program of the United States Olympic Committee. CSG is a multi-sport festival of Olympic-style competition for California's amateur athletes of all ages and abilities, with a strong focus on youth. Teams that finish first, second, third or consolation winner in each division of the qualifying tournament are invited to participate in their California State Games in San Diego, California, with over 25,000 people competing in 20 different sports.

         Our 2002 regional qualifying tournament attracts 60 teams, the largest qualifying tournament for a first-year host of the tournament ever. Our success in promoting and operating their regional qualifying tournament in 2002 expanded our relationship to operate and manage two qualifying tournaments for CSG in 2003. Revenues were derived from a percentage of the entry fees from the teams that entered the qualifying tournament that we managed, gate receipts and merchandise sales.

         CLINICS- our basketball clinics are designed to assist our younger customers looking to further develop their skills. These clinics are five-week sessions and are offered periodically throughout the year. The clinics are intimate, serving roughly 25- 30 students per session.

         Additionally, we recognize and our committed to serving our communities and providing opportunities for underprivileged and underrepresented areas of our communities. Therefore, we provide basketball clinics each year that are free to the public and provide a similar level of skill learning as our regular clinic programs.

RESULTS OF OPERATIONS

         For the year ended December 31, 2002, our net loss was $449,462, of which $100,000 was from expenses to our officers for services rendered, $301,600 was for consulting services paid in common stock, $36,801 for advertising expenses, $34,939 for professional fees and $31,327 for general and administrative expenses. During the year ended December 31, 2001, the Company incurred advertising expenses of $2,138, professional fees of $1,600 and general and administrative expenses of $1,179. The increase in expenses is due to our intent to become an Over-The-Counter Bulletin Board (OTC-BB) Company and the expansion of our business segments to year-round programs. Our revenues increased across all of our business segments due to our expansion to a year-round portfolio of organized youth and amateur basketball programs. An estimate of the breakdown of our Revenue is as follows:

         Leagues:          68%
         Tournaments:      30%
         Clinics           2%

         Our intent is to operate the Company as an OTC-BB Company. We have financed this effort through debt and equity financing which represents the majority of our losses. This process is necessary for us to raise the required funds for expansion of our operations in 2003. Our goal is to develop a multi-purpose sports facility that will promote a diverse range of sports programs, leagues, tournaments, clinics and individual sports skill training that will expand our revenue model.

         Our programs are presented at various site locations that we contract for on an as-needed basis. The cost of renting these sites could represent as much as 30% of our Cost of Sales to produce a program. Additionally, our ability to pursue other sports related businesses with synergy to our core basketball programs is limited because we do not have control of site location(s) to develop these synergies and expand our revenue model.


LIQUIDITY AND CAPITAL RESOURCES

         Although we have incurred substantial debt primarily due to the financing of our effort to become an OTC-BB Company, due to our recent operations in the tournaments, leagues and clinics, our revenues are sufficient to maintain our current level of operation with conservative expansion of our programs during 2003. For the year ended December 31, 2002, cash increased by $26,360 to $29,631 from $3,271 at December 31, 2001. The primary source of cash were proceeds from a note payable and issuance of common stock. The Company used $2,000 for investing to develop a website. The address of the web site id www.nbnweb.net. It stands for Nothin' But Net. Cash used by operating activities was $23,583. Adjustments to reconcile net loss to cash used in operations were Common stock issued for services of $323,000, preferred stock issued for services of $4,000 and amortization of $1,333. The operating expenses that provided cash were an increase in accounts payable of $5,323, and increase in accrued expenses of $100,000 and an increase in deferred revenues of $19,860.

Operating expenses that used cash were an increase in prepaid expenses of $27,637. Our future and contractual obligations are minuscule since we only incur minimal promotional and advertising expenses until customers commit to a program. We do not enter into site agreements or commit to operational expenses (outside of promotional and advertising expenses) until customers have committed and fees are received.

         We believe that we have the financial resources needed to meet our current business requirements for the next 12 months, not including the capital expenditures for the developing our owe sports facility and expanding our sports program within said facility. This is because our operating expenses are not incurred until the event occurs, and is based upon the number of participants in each tournament, league or clinic. Without additional capital, we may not be able to expand into other venues or sports. Based upon current activities, we can satisfy current cash requirements indefinitely.

         Our independent certified public accountants' report for the period ended December 31, 2002, contains an explanatory paragraph. This paragraph states that our limited working capital position raises substantial doubt about our ability to continue as a going concern. This language in the accountant's opinion could make the process of obtaining financing (debt or equity) more difficult. The explanatory paragraph from the Accountants means that the Company may not be able to continue its operations due to lack of funds and the ability to secure additional funds. However, we believe that we are able to continue operations without securing additional funds. The only affect would be in expansion and other capital projects.


June 2003 compared to June 2002

         For the six months ended June 2003 and 2002, revenues were $141,062 and $66,056, respectively. The increase in revenues was due to expansion of our basketball program to include a spring league.

         For the six months ended June 2003 and 2002, net loss was $51,260 and $34,373, respectively. For these periods, general and administrative expenses were $80,032 and $63,076, respectively. The decline in net loss and general and administrative expenses is due to a reduction in the use of outside services and thus less debt associated with stock issuances.

         For the six months ended June 2003, cash decreased by $16,154 to $13,477 from $29,631. The primary use of cash was payment on note payable - related party of $25,000. Net cash provided by operations was $2,234. Adjustment to reconcile net loss to cash used in operations was amortization of $667. The operating expenses that provided cash were a decrease in prepaid expenses of $28,010 and an increase in accrued expenses of $50,000. Operating expenses that used cash were a decrease in accounts payable of $5,323 and deferred revenue of $19,860.


BUSINESS

         Intelligent Sports, Inc. was incorporated on November 26, 2001, under the laws of the State of California to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of California. Intelligent Sports is a holding company for its subsidiary, Inland Empire Sports Academy, Inc. a sports related businesses. Intelligent Sports, Inc. provides its subsidiary with strategic guidance and support in the areas of marketing, sales, sponsorships, partnerships, policy & procedures, finance and expansion. Our focus is in the area of basketball. The Inland Empire Sports Academy, Inc. (The Sports Academy), promotes a diverse range basketball leagues, tournaments, clinics and individual sports skill training. We advertise, promote them, provide a venue for the playing of the games, and charge a fee to the teams and players to participate in the programs.

         Inland Empire Sports Academy, Inc. (Inland) (dba Nothin' But Net) was incorporated as a wholly owned subsidiary of Intelligent on November 27, 2001 under the laws of the State of California to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of California. Inland is engaged in the operation of Sports Leagues for youth and amateur sports programs planned principle operations began in 2002, accordingly the Company is no longer considered to be in the development stage. "Nothin' But Net Basketball Programs", which represents all the revenue of Intelligent Sports, Inc., at this time.

         We operate in the Southern California area.


STRATEGY

         This strategy section and the following outlook section contain a number of forward-looking statements, all of which are based on current expectations. Actual results may differ materially.

         Intelligent Sports will be the holding company for several sports related businesses. Intelligent Sports will provide business units with strategic guidance and support in the areas of marketing, sales, sponsorships, partnerships, policy & procedures, finance and expansion. Our first business launch is the Inland Empire Sports Academy, Inc. (Nothin' But Net). Nothin' But Net offers a year-round sports calendar with emphasis on basketball leagues, tournaments, clinics and camps. Our plan is to expand this concept into a multi-purpose sports facility that will promote a diverse range of sports programs, leagues, tournaments, clinics and individual sports skill training. Initially, the facility would be leased by us, and we would make whatever leasehold improvements were necessary. The facility will also be available for individual and team sport practices.

      We are uniquely positioned to provide valuable programs and services to organized youth sports communities throughout the country. Our initial enterprise, The Inland Empire Sports Academy, will be a full service, multi-purpose facility that will promote a range of sports programs, leagues, tournaments, clinics and individual sports skills training.

      Our executive management team represents some of the brightest and most visionary talent in youth sports today. Our corporate, entrepreneurial, sports and entertainment experience will allow Intelligent Sports to have a positive impact on the sports development and life skills of thousands of our youth.

      In order to develop a reliable source of revenues and achieve a profitable level of operations, we will need, among other things, additional capital resources. Our plan includes raising additional capital through the private placement of sales of common stock and/or loans from related and other third parties, the proceeds of which will be used to develop our products and services, pay operating expenses and pursue business development activities. We expect that we will need $2,000,000 of additional funds for operation and expansion in 2003. However, we cannot provide any assurances that we will be successful in accomplishing any of our plans.

      Our ability to capitalize on these opportunities is substantially dependent on our ability to become an OTC-BB company and to raise the requisite capital through the public and private placement of sales of common stock. We believe that we have the product offerings, and competitive resources for continued business success, but the future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

     Intelligent Sports, Inc, will have a year-round portfolio of organized youth sports targeted towards a large segment of families in the communities we serve. Our initial concept, The Inland Empire Sports Academy, will serve thousands of youth and provide them a much needed multi-purpose sports facility to hone and develop life-long skills while making friendships that will last forever.


COMPETITION
There are numerous youth and amateur sports programs throughout the country. The business of youth and amateur sports is a multi-billion industry with several niche competitors. We have built our business model to focus on our customer core and giving our participants an experience that they will value and want to continue with us.


DEPENDANCE ON MAJOR CUSTOMERS
We are not dependant on any major customers for our revenue. In addition to managing the two tournaments previously mentioned, the majority of our revenue comes from our basketball leagues which have 80-100 teams participating and paying similar fees.

We are not required to have any governmental approval to operate the leagues, tournaments, or clinics


INFLATION
Inflation has not historically been a material effect on the Company's operations and is not expected to have a material impact on the Company or its operations in the future.


AGREEMENTS

HJ Associates & Consultants, LLP- Agreement to plan and perform audit of the Company's financial statements.

Axelrod, Smith & Kirschbaum- Agreement to provide corporate legal services.

During March 2002, the Company entered into a six-month agreement (the Agreement) with Action Stocks for which Action Stocks would provide services related to the compilation and preparation of Registration Statements to be filed with the Securities and Exchange Commission and other market related activities. The Agreement called for the payment of $50,000 in cash and a 13% equity interest in the common stock of the Company. These payments were to be distributed as follows: $25,000 upon execution of the Agreement which amount was non refundable, the 13% equity interest in the common stock; and the remaining $25,000 upon completion of a Registration Statement with the Securities and Exchange Commission.

In anticipation of this Agreement, the Company issued 1,560,000 shares of common stock during January 2002 valued at $0.20 per share, or $312,000, and paid $25,000 in cash during March 2002. The Company recorded the stock issued as deferred compensation, and has amortized this amount over the life of the contract. The Company recognized consulting expense of $312,000 and $-0- for the periods ended December 31, 2002 and 2001, respectively.

During March 2002, the Company's wholly owned subsidiary, Nothin' But Net, entered into a Letter of Agreement with Gabriel DeGrood Bendt, an unrelated party, for which the unrelated party would provide advertising and promotional services to be billed on a time and materials basis. During January 2002, in anticipation of the Agreement the Company issued 10,000 shares of its common stock valued at the fair value of the services received, or $2,000, in relation to services provided under the terms of the Letter of Agreement.


DESCRIPTION OF PROPERTY

Intelligent Sports, Inc., current operations are located at 1817 N. Millsweet Drive, Upland, CA. 91784. The business is currently operated out of the residence of out President, Thomas Hobson. and our mailing address is 154-A W. Foothill Blvd.-PMB 303, Upland, CA 91786. Currently, Intelligent Sports, Inc. leases gymnasium space for their sports leagues, tournaments and clinics at various locations throughout southern California. These facilities are adequate for the company's needs at this time. We lease the facility space for our events. The typical arrangement is that we lease the space for a specific date or dates at an hourly rate for each event. The hourly rate is variable, depending on the location leased. The fees we charge for the teams and individuals cover the lease fee.


EMPLOYEES

The company has no employees, except for the Officers and Directors.


                                   MANAGEMENT

Directors and Executive Officers

The directors and officers of the Company are listed below with information about their respective backgrounds.

Name              Age              Position
-------           ---              -----------
Thomas Hobson     43               CEO, President, Chairman
Dennis Mears      47               COO, Vice President, Director
Andre Bossieux    41               Secretary/Treasurer, Director
Reginald Theus    45               Director
Kellen Winslow    46               Director

         Our directors hold office until the next annual meeting of our shareholders or until their successors is duly elected and qualified. Our executive officers serve at the pleasure of the Board of Directors. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

THOMAS HOBSON, PRESIDENT & CEO, CHAIRMAN, from inception to present.
Mr. Hobson has a long history of corporate and entrepreneurial endeavors and throughout his career, has achieved both personal and professional success. He has served as an advisor and negotiator for a former NBA player and highly successful sports agent. He has leveraged his many professional and personal relationships in both business and sports to obtain major corporate involvement in youth programs and sports development. He is on the Advisory Board for the Los Angeles Sports and Entertainment Commission, Past-President of the Upland National Junior Basketball Chapter, Co-Founder of the "Nothin' But Net" Basketball League and a member of the Upland YMCA Board of Directors. Intelligent Sports, Inc. combines his love for sports with his passion for business development. Mr. Hobson holds a BS degree in Engineering and a Juris Doctorate in Law. Mr. Hobson was Chairman of the Board of Directors of Cyber Group Network Corp. from March 21, 2000 until January 25, 2003. He was also a Director of U.S. Crude, Ltd., January 1996 until December 2001.

From 1996 through 1998, Mr. Hobson was the Director of Operations for Sempra Energy. In 1998, he was promoted to Director of Consumer Products and Services where he was accountable for the profit and loss for all consumer related in-house products and services. He also assisted in the development of the expansion strategy to position the company as a national distributor of energy, communications and information based services. He was again promoted to Manager of Partnership Marketing for Sempra Energy. In this position he worked to develop strategic partnerships that enhanced the company's brand positioning and business return, along with obtaining and managing selected sports and entertainment properties and targeted events.


DENNIS MEARS, VICE PRESIDENT- OPERATIONS & COO, DIRECTOR, inception to present Mr. Mears has twenty years of corporate planning and operations experience that will be invaluable to the planning, execution, growth and profitability of Intelligent Sports, Inc. Additionally, his background as a radio station owner and concert promoter will help develop The Sports Academy and other strategic acquisitions and alliances into entertainment experiences for our customers. Mr. Mears is Past-City Director for Rancho Cucamonga National Junior Basketball,

Co-Founder of the "Nothin' But Net" Basketball League and Tournament Director for the AAU Inland Empire District.


ANDRE BOSSIEUX, SECRETARY/TREASURER, DIRECTOR, inception to present
Mr. Bossieux is Athletic Director at LeRoy's Boys Home, a collegiate basketball official and Founder/President of Strong Side Officials. He is a former basketball player at LaVerne University and holds a bachelor and masters degree. Mr. Bossiuex is the Referee Coordinator for the Intelligent Sports and manages most of the Company's philantrophic efforts.


REGINALD THEUS, DIRECTOR, inception to present
Mr. Theus is a College Basketball and NBA game and studio Analyst for FOX Sports and ESPN. He will be starring in a new sports talk show on FOX Sports in the Fall. He is a thirteen year veteran of the NBA and retired as a two-time All-Star. Along with Oscar Robertson, Jerry West and John Havlicek, Mr. Theus is one of only five players in the history of the NBA to achieve over 19,000 points and 6,000 assists during his career. Mr. Theus brings knowledge, understanding and strategic alliances in the sports and entertainment industry that is invaluable to Intelligent Sports.

KELLEN WINSLOW, DIRECTOR, from January 1, 2002 to present
Mr. Winslow enjoyed a nine-year NFL career with the San Diego Chargers, earning All-Pro honors five times and setting both team and league records that stand to this day. Mr. Winslow has paralleled his athletic accomplishments with a successful career in the media. He currently serves as an analyst for Fox Sports Network's College Football Saturday Studio Show. In addition, he provides color commentary for NFL broadcasts on CBS Radio. He is in demand as a public speaker, delivering motivational messages to audiences ranging from the boards of major corporations to civic and charitable groups. Mr. Winslow holds a Juris Doctorate degree and possesses the skill and intellect to establish Intelligent Sports as a force in youth and amateur sports.


EXECUTIVE COMPENSATION
We have not establish a compensation structure for Officers/Directors other than the initial shares that have been issued and will be registered as part of the SB-2.

Summary Compensation Table
                                                      Annual Compensation             Long-Term compensation
Name and Position                             Year    Salary(1)  BonusOther Annual      Restricted Stock (2)
----------------------------------------------------------------------------------------------------------------
Thomas Hobson, CEO and Chairman                   2002        0      0             0                 $6,000,000
Dennis Mears, COO, VP and Director                2002        0      0             0                 $6,000,000
Andre Bossieux, CFO, Sec/Treas and Director       2002        0      0             0                   $300,000
Reginald Theus, Director                          2002        0      0             0                   $300,000
Kellen Winslow, Director                          2001        0      0             0                   $300,000

     (1) Mr. Hobson and Mr. Mears have each accrued $50,000 for the fiscal year of 2002, which has not been paid.
     (2) Column shows value based upon initial price indicated herein of $3.00 per share.


STOCK OPTION PLANS
We do not have any long-term compensation plans or stock option plans.

OTHER EMPLOYEE BENEFIT PLANS
The company presently has no fringe benefit plans that has inured to the benefit of the above individuals

EMPLOYMENT AGREEMENTS
As of the date of this prospectus, we have not entered into any written employment agreements.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 4, 2002, Inland Empire Sports Academy, Inc., issued 900,000 shares of its common stock to Intelligent Sports, Inc. in exchange for all of its issued and outstanding shares of common stock, thereby becoming a wholly-owned subsidiary of Intelligent Sports, Inc. At the time both private companies were owned by Mr. Hobson and Mr. Mears.

Each party named received shares in Intelligent Sports, Inc., at inception and is indicated in the table in the section "Principal Shareholders", which follows.

None of the parties are related by blood or marriage.

Related parties of the Company advanced $25,000 to pay a deposit on amounts owed for the completion of the Registration Statement. Subsequent to the year-end, the deposit was refunded to the Company as the Registration Statement was not completed and the Company repaid the related party. No interest has been accrued on the note, as the amount would be immaterial.

At December 31, 2002, the Company accrued $100,000 for unpaid officers salaries for the year ended December 31, 2002.

         The Company has entered into an Agreement with Action Stocks, Inc., for various promotional services. The agreement provides for the payment of $50,000 plus equity of the common stock of the Company equal to 13%. Brent Fouch and James Williams are the individuals responsible for performing the services of Action Stocks, Inc.

PRINCIPAL STOCKHOLDERS

         The following table describes, as of the date of this prospectus, the beneficial ownership of our Common Stock by persons known to us to own more than 5% of such stock and the ownership of Common Stock by our directors, and by all officers and directors as a group.

                                 NUMBER OF SHARES BENEFICIALLY
IDENTITY OF STOCKHOLDER OR GROUP              OWNED (1)       OWNED            PERCENTAGE OF     PERCENTAGE OF
                                              COMMON          PREFERRED(1)     SHARES OWNED      PREFERRED OWNED (6)
----------------------------------------    -----------       --------------    ------------     ---------------
THOMAS HOBSON (2)                            2,000,000        2,000,000           16.66%            50%
         C/O THE COMPANY
DENNIS MEARS      (2)                        2,000,000        2,000,000           16.66%            50%
         C/O THE COMPANY
INTELLI-SPORTS FOUNDATION, INC. (3)            250,000                             2.08%
         C/O OF THE COMPANY
ACTION STOCKS, INC. (3)                        720,000                             6.00%
         990 HIGHLAND DR., SUITE 106
         SOLANA BEACH, CA 92075
JAMES WILLIAMS                                 390,000                             3.25%
         990 HIGHLAND DR., SUITE 106
         SOLANA BEACH, CA 92075
KERRY HEAD                                     435,000                             3.63%
         990 HIGHLAND DR., SUITE 106
         SOLANA BEACH, CA 92075
MICHELE WASHINGTON                             500,000                             4.17%
         1754 ERIN AVENUE
         UPLAND, CA  91784
VALERIE PINCHEM                                500,000                             4.17%
         938 REDDING WAY, UNIT D
         UPLAND, CA  91786
THREE DEEP PRODUCTIONS, INC. (2)(5)            100,000                                 *
         4259 ENORO DRIVE
         LOS ANGELES, CA  90008
ANDRE BOSSIEUX (2)                             100,000                                 *
         C/O THE COMPANY
KELLEN WINSLOW (2)                             100,000                                 *
         C/O THE COMPANY

ALL OFFICER AND DIRECTORS AS A
CONTROL GROUP (5 PERSONS)                    4,550,000        4,000,000           37.91%           100%


(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.
(2) Director of the Company.
(3) Intelli-Sports Foundation, Inc., is controlled by Messers Hobson and Mears, and are deemed to be beneficiallyo wned by both individuals acting as a group. These shares are included in the control group
(4) For the purpose of control, Brent Fouch is the control person of Action Stocks, Inc.
(5) Reginald Theus is the control person of Three Deep Productions, Inc., and is a Director of the Company.
(6) Each share of Preferred Stock is convertible into 5 shares of common stock, giving Mr. Hobson and Dennis Mears effective control over voting

     (*) Less than 1% of the issued and outstanding shares


DILUTION

The following table illustrates the percentages of investment capital paid by current shareholders who acquired shares in Intelligent Sports during the past five years compared to investment capital to be paid by investors in the Intelligent Sports offering and the percentages held by each in Intelligent Sports following the offering

------------------------------------------------------------------------------- ----------- ----------- ----------- --
                                                                           100% SOLD   50% SOLD    25% SOLD  10% SOLD
------------------------------------------------------------------------------- ----------- ----------- ----------- --
% CAPITAL PAID BY CURRENT SHAREHOLDERS WHO ACQUIRED STOCK IN THE LAST FIVE 2.6%        5.1%        10.5%      21.0%
YEARS COMPARED TO CAPITAL PAID IN THIS OFFERING
------------------------------------------------------------------------------- ----------- ----------- ----------- --
% OWNERSHIP OF INTELLIGENT SPORTS BY CURRENT SHAREHOLDERS ACQUIRING STOCK IN    63%         78%         87%
95%
THE LAST FIVE YEARS
------------------------------------------------------------------------------- ----------- ----------- ----------- --
% CAPITAL PAID BY OFFERING PURCHASES COMPARED TO CAPITAL PAID BY CURRENT        97.4%       94.9%       89.5%
79.0%
SHAREHOLDERS WHO ACQUIRED STOCK IN THE LAST FIVE YEARS
------------------------------------------------------------------------------- ----------- ----------- ----------- --
% OWNERSHIP OF INTELLIGENT SPORTS BY OFFERING PURCHASERS                        37%         22%         13%         5%
------------------------------------------------------------------------------- ----------- ----------- ----------- --

An investment in this offering will undergo immediate dilution when compared with the net tangible assets of Intelligent Sports. The following table illustrates the per share dilution in net tangible book value to new investors if 100% of the 4,400,000 shares offered by Intelligent Sports are sold, if 50% of the 4,400,000 shares are sold, if 25% of the 4,400,000 shares are sold and if 10% of the 4,400,000 shares are sold. Calculations are based on 7,600,000 capital shares outstanding at June 30, 2003, and at the different levels of the offering sold as indicated after the deduction of offering expenses and assuming all shares of Intelligent Sports sold are on a self-underwritten basis with no commissions paid. The 7,600,000 to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution as a result of the sale of those shares.

--------------------------- ------------------------ ------------------------ ------------------------ --------
PERCENT OF OFFERING SOLD    100%                     50%                      25%                      10%
--------------------------- ------------------------ ------------------------ ------------------------ --------
PUBLIC OFFERING PRICE PER   $3.00                    $3.00                    $3.00                    $3.00
SHARE
--------------------------- ------------------------ ------------------------ ------------------------ --------
NET TANGIBLE BOOK VALUE     $(0.012)                 $(0.012)                 $(0.012)                 $(0.012)
PER SHARE AS OF JUNE 30, 2003
--------------------------- ------------------------ ------------------------ ------------------------ --------
INCREASE PER SHARE          $1.102                   $0.672                   $0.382                   $0.162
ATTRIBUTED TO INVESTORS
IN THIS OFFERING
--------------------------- ------------------------ ------------------------ ------------------------ --------
NET TANGIBLE BOOK VALUE     $1.09                    $0.66                    $0.37                    $0.15
PER SHARE AS OF JUNE
30, 2003, AFTER THIS
OFFERING
--------------------------- ------------------------ ------------------------ ------------------------ --------
NET TANGIBLE BOOK VALUE     $1.91                    $2.34                    $2.63                    $2.85
DILUTION PER SHARE TO NEW
INVESTORS
--------------------------- ------------------------ ------------------------ ------------------------ --------
NET TANGIBLE BOOK VALUE     63.7%                    78.0%                    87.7%                    95.0%
DILUTION PER SHARE TO NEW
INVESTORS AS EXPRESSED AS
A PERCENTAGE
--------------------------- ------------------------ ------------------------ ------------------------ --------

         The officers and directors of the Company have acquired their 4,550,000 common shares for cash and services valued at $20,475, and their 4,000,000 preferred shares, convertible at a ratio of five to one into common shares, for services valued at $4,000 . If the maximum number of common Shares are sold, the new investors shall acquire 4,400,000 common shares. (about 37% of the total outstanding common shares) at a price of $3.00 per share or a total of $13,200,000.

------------------------------------------------------------------------------- ----------- ----------- ----------- --
                                                                           100% SOLD   50%  SOLD    25% SOLD  10% SOLD
------------------------------------------------------------------------------- ----------- ----------- ----------- --
% CAPITAL PAID BY OFFICERS/DIRECTORS                                       .2%         .4%         .8%         2.0%
YEARS COMPARED TO CAPITAL PAID IN THIS OFFERING
------------------------------------------------------------------------------- ----------- ----------- ----------- --
% OWNERSHIP OF INTELLIGENT SPORTS BY OFFICERS/DIRECTORS                    63%         78%         87%         95%
THE LAST FIVE YEARS
------------------------------------------------------------------------------- ----------- ----------- ----------- --
% CAPITAL PAID BY OFFERING PURCHASES COMPARED TO CAPITAL PAID BY           99.8%       99.6%       99.2%       98.0%
OFFICERS AND DIRECTORS
------------------------------------------------------------------------------- ----------- ----------- ----------- --
% OWNERSHIP OF INTELLIGENT SPORTS BY OFFERING PURCHASERS                        37%         22%         13%         5%
------------------------------------------------------------------------------- ----------- ----------- ----------- --

                       OFFERING BY SELLING SECURITYHOLDERS

         The following tables set forth certain information concerning each of the selling security holders. The shares are being registered to permit the selling security holders and their transferees or other successors in interest to offer the shares from time to time

         Of the total shares being offered, the selling shareholders are offering 7,600,000 shares or 63.3% of the total shares being offered. The effect of the offering of the shares by the selling shareholders will be to reduce the price that the common stock would otherwise have traded in the open market, perhaps significantly, thus either reducing the proceeds that the Company will get from this offering and/or delaying the date of completion for the offering of the Company's common stock and possibly rendering unacceptable to the Company's Board of Directors such sale of the Company's shares. There is no arrangement between the Company and the selling shareholders to address the possible effect of the concurrent primary and secondary offering on the price of our shares.

         Selling security holders are under no obligation to sell all or any portion of their shares. Particular selling shareholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the selling shareholders will sell all of their shares.

         None of the Selling Shareholders were or are officers or directors of Intelligent Sports, Inc. or are broker-dealers or affiliates of broker-dealers.

                                    TOTAL NUMBER              NUMBER OF         % OF BENEFICIAL OWNERSHIP
                                    OF COMMON SHARES          COMMON SHARES     AT CONCLUSION
                                    OWNED PRIOR               INCLUDED          OF OFFERING, PRIOR
SELLING SHAREHOLDER                 TO OFFERING               IN OFFERING       TO SALE
------------------------            ------------------    ------------------   -----------------------------
THOMAS HOBSON (1)                    2,000,000                 2,000,000         16.67%
DENNIS MEARS  (1)                    2,000,000                 2,000,000         16.67%
ACTION STOCKS, INC. (2)                720,000                   720,000          6.00%
JAMES WILLIAMS                         390,000                   390,000          3.25%
KERRY HEAD                             435,000                   435,000          3.62%
MICHELE WASHINGTON                     500,000                   500,000          4.17%
VALERIE PINCHEM                        500,000                   500,000          4.17%
INTELLI-SPORTS FOUNDATION, INC. (3)    250,000                   250,000          2.08%
CLIFFORD GREEN, JR.                    210,000                   210,000          02.6%
THREE DEEP PRODUCTIONS, INC. (4)       100,000                   100,000             *
ANDRE BOSSIEUX (2)                     100,000                   100,000             *
ANTHONY MACKLIN                        100,000                   100,000             *
ROBERTO HERNANDEZ, JR.                 100,000                   100,000             *
KELLEN WINSLOW (2)                     100,000                   100,000             *
DAVID SANTOS                            25,000                    25,000             *
WAVE TECHNOLOGIES (5)                   50,000                    50,000             *
PATRICK L. MCDONALD                      5,000                     5,000             *
CHRISTOPHER J. SLAUGHTER                 5,000                     5,000             *
GABRIEL DEGROOT BENDT                   10,000                    10,000             *
ROBERT AXELROD                          10,000                    10,000             *
JOHN LEJAY                              15,000                    15,000             *
KAT TREVINO                             10,000                    10,000             *
MICHAEL S. KROME                        15,000                    15,000             *



TOTAL SHARES INCLUDED IN REGISTRATION STATEMENT:     3,200,000

(*) LESS THAN 1% OF THE ISSUED AND OUTSTANDING SHARES

     (1)  DIRECTOR OF THE COMPANY
     (2)  BRENT FOUCH IS THE CONTROL PERSON FOR ACTION STOCK, INC.
     (3) THOMAS HOBSON AND DANIEL MEARS ARE THE CONTROL PERSON FOR INTELLIGENT-SPORTS FOUNDATION, INC.
     (4)  REGGIE THEUS IS THE CONTROL PERSON FOR THREE DEEP PRODUCTION, INC.
     (5)  TOM MEEKS IS THE CONTROL PERSON FOR WAVE TECHNOLOGIES, INC.


Shares Eligible for Future Sale

         As of June 30, 2003, Intelligent Sports, Inc. has 7,600,000 outstanding shares of Common Stock. Out of the 7,600,000 shares outstanding 7,600,000 shares are being registered with this offering. The remaining shares of common stock, which are not being registered hereby, are "restricted securities" as defined under Rule 144, substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act, or pursuant to this Registration Statement. Some of these restricted shares are eligible for re-sale under Rule 144.

         In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

         (i) One percent of the outstanding shares of Common Stock; or
         (ii) The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.

         Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about Intelligent Sports, Inc. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. Intelligent Sports, Inc. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See "Risk Factors--Shares Eligible for Future Sale" and "Risk Factors--Possible Volatility of Stock Price."


DESCRIPTION OF SECURITIES

         The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

General
         Our authorized capital stock consists of 480,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock with no par value.

Common Stock
         The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.

         Shares of common stock are held by approximately 23 record holders at this time.

         We will have approximately 468,000,000 shares of common stock authorized but not issued at the conclusion of this offering, assuming that all shares are sold that are being set aside for future sale. This would allow our Board of Directors to issue a large number of shares in the future. If this were to happen, it could greatly increase the total number of common shares issued and outstanding. This could lead to a change in control of the company, either intentionally or through an unwanted change of control through the purchase of large numbers of shares of common stock.

Preferred Stock

         The Board of Directors of the Company (without further action by the shareholders), has the option to issue from time to time authorized un-issued shares of Preferred Stock and determine the terms, limitations, residual rights, and preferences of such shares. The Company has the authority to issue up to 20,000,000 shares of Preferred Stock pursuant to action by its Board of Directors. As of the date of this registration statement, the Company has outstanding 4,000,000 shares of Series A Preferred Stock. Currently, Two million (2,000,000) of these shares are held by Mr. Hobson, and Two million (2,000,000) are held by Dennis Mears. Each share of the Series A Preferred Stock has the right to cast 5 votes per share on each and any matter on which the Common Stock is entitled to vote. Accordingly, Mr. Hobson and Mr. Mears are able to control the affairs and operations of the Company including, but not limited to, election of directors, sale of assets or other business opportunities. The Series A Preferred Stock has no dividend rights, redemption provisions, sinking fund provisions or preemptive rights. The Series A Preferred Shares do have liquidation rights equal to $0.001 per share.

         In the future, the Board of Directors of the Company has the authority to issue additional shares of Preferred Stock in series with rights, designations and preferences as determined by the Board of Directors. When any shares of Preferred Stock are issued, certain rights of the holders of Preferred Stock may affect the rights of the holders of Common Stock. The authority of the Board of Directors to issue shares of Preferred Stock with characteristics which it determines (such as preferential voting, conversion, redemption and liquidation rights) may have a deterrent effect on persons who might wish to take a takeover bid to purchase shares of the Company at a price, which might be attractive to its shareholders. However, the Board of Directors must fulfill its fiduciary obligation of the Company and its shareholders in evaluating any takeover bid.


PLAN OF DISTRIBUTION

         No market currently exists for our shares. The price reflected in this Prospectus of $3.00 per share is the initial offering price of shares upon the effectiveness of this prospectus. At that time the selling shareholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.

         Of the total shares being offered, the selling shareholders are offering 7,600,000 shares or 63.3% of the total shares being offered. The effect of the offering of the shares by the selling shareholders will be to reduce the price that the common stock would otherwise have traded in the open market, perhaps significantly, thus either reducing the proceeds that the Company will get from this offering and/or delaying the date of completion for the offering of the Company's common stock and possibly rendering unacceptable to the Company's Board of Directors such sale of the Company's shares. There is no arrangement between the Company and the selling shareholders to address the possible effect of the concurrent primary and secondary offering on the price of our shares.

         The shares may be sold or distributed from time to time by the selling stockholders or by pledges, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledges) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, prior to trading this price will be $3.00, after the shares are trading, if ever, it will be at market prices prevailing at the time of sale. After the shares are traded, if this happens, the distribution of the shares may be effected in one or more of the following methods:

o    ordinary brokers transactions, which may include long or short sales,
o transactions involving cross or block trades on any securities or market where our common stock is trading,
o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
o "at the market" to or through market makers or into an existing market for the common stock,
o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o    any combination of the foregoing, or by any other legally available means.

         Currently, the Company intends to sell the additional shares being registered as self offering, however, if the Company retains a Broker-Dealer to act as an underwriter to sell the additional shares being registered hereunder, the Company will file an amendment to the Registration Statement disclosing the name of the Underwriter and the terms of the Agreement with Intelligent Sports, Inc. Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each selling stockholder has advised us that the stockholder has not yet entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

         The Officers and Directors of the Company will be the persons selling the securities on behalf of the Company. They are to be the only ones with the authority to accept any sale of the securities.

         At the time a particular offer is made by or on the behalf of the selling security holders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock, and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, re-allowed, or paid to dealers, and the proposed selling price to the public.

         We will not receive any proceeds from the sale of 7,600,000 shares of common stock pursuant to this prospectus already issued by the registrant. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees. We will receive the proceeds of the 4,400,000 shares of common stock being registered as a shelf offering by the Company, if they are in fact sold. Messrs. Hobson and Mears will pay these expenses that are estimated at about $18,000.

         We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus.

         The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

         Currently there is no public market for our common stock. If the common stock is ever listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, our common stock will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these inventors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock.

Penny stocks are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange; Penny stocks are also stocks, which are issued by companies with: Net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

Inasmuch as we are considered a Penny Stock, some brokers or firms may not trade our shares. This may limit the ability for you to sell the shares.

LEGAL PROCEEDINGS

Intelligent Sports, Inc. is not aware that it is subject to any legal proceedings.



CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by California law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.


                 INDEMNIFICATION UNDER STATE STATUES AND BYLAWS

The State of California adopted legislation, effective September 27, 1987, ("Legislation"), which amended the California General Corporation Law to permit limitation of liability of directors and indemnification of directors, officers and other agents to a greater extent than permitted under prior California law. The Legislation permits a California corporation to include a provision in its articles of incorporation allowing the corporation to include in its bylaws, and in agreements between the corporation and its directors, officers and other agents, provisions expanding the scope of indemnification beyond that specifically provided under California law.

In response to the Legislation, the Board of Directors and shareholders previously approved amendments to the Corporation's Articles of Incorporation and the Board of Directors approved amendments to the Corporation's Bylaws, which limit the personal liability of directors for monetary damages for a breach of such directors' fiduciary duty of care and allow the Corporation to expand the scope of its indemnification of directors, officers and other agents to the fullest extent permitted by California law.

The Corporation is subject to the California General Corporation Law, which provides a detailed statutory framework covering indemnification of any officer, director or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her service on behalf of the corporation. Such law provides that indemnification against expenses actually and reasonably incurred in connection with any such proceeding shall be made to any such person who has been successful "on the merits" in the defense of any such proceeding, but does not require indemnification in any other circumstances. The law provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The law further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The law permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the California General Corporation Law, as amended by the Legislation, provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation's articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

The Articles and Bylaws of the Corporation implement the applicable statutory framework to provide for indemnification of directors, officers and other corporate agents.


COMMISSION POSITION ON INDEMNIFICATION

         Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.


WHERE YOU CAN FIND MORE INFORMATION

         Upon effectiveness of this registration statement we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

         We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock issued and issuable upon exercise of warrants to be sold by the selling stockholders. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us, or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

TRANSFER AGENT

         The Transfer Agent and Registrar for the common stock is Interstate Transfer Company 6084 South 900 East, Suite 101 Salt Lake City, Utah 84121.


INTEREST OF NAMED EXPERTS AND COUNSEL

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Intelligent Sports, Inc. except for Michael S. Krome, P.C., attorney for Intelligent Sports, Inc. received 15,000 shares of common stock as part of his legal fees, which is included as part of the Selling Shareholders, as detailed in this registration statement. Further, none of the experts was hired on a contingent basis and none of the other experts named herein will receive a direct or indirect interest in Intelligent Sports, Inc., other than Mr. Krome.


LEGAL MATTERS

         The validity of the shares of common stock offered in this prospectus has been passed upon for us by Michael S. Krome, P.C., 8 Teak Court, Lake Grove, New York 11755, (631) 737-8381.


EXPERTS

         Our audited financial statements as of December 31, 2002, have been included in this prospectus and in the registration statement filed with the Securities and Exchange Commission in reliance upon the report of HJ Associates & Consultant, LLP, independent certified public accountant, upon his authority as expert in accounting and auditing. HJ Associates & Consultants, LLP's report on the financial statements can be found at the end of this prospectus and in the registration statement.

                                    CONTENTS


Independent Auditors' Report..................................................37

Consolidated Balance Sheet....................................................38

Consolidated Statements of Operations.........................................39

Consolidated Statements of Stockholders' Equity (Deficit) ....................40

Consolidated Statements of Cash Flows.........................................41

Notes to Consolidated Financial Statements....................................42

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Intelligent Sports, Inc. and Subsidiary
Upland, California


We have audited the accompanying balance sheet of Intelligent Sports, Inc. and Subsidiary as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended and the period from inception on November 26, 2001 through December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Intelligent Sports, Inc. and Subsidiary as of December 31, 2002 and the results of their operations and their cash flows for the year then ended and for the period from inception on November 26, 2001 through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has negative working capital and an accumulated deficit which together raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


HJ Associates & Consultants, LLP
Salt Lake City, Utah
May 6, 2003

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET



                                     ASSETS

                                                                             DECEMBER 31,
                                                                                 2002
<
CURRENT ASSETS

   CASH                                                                  $            29,631
   PREPAID EXPENSES                                                                   28,010
                                                                         -------------------

     TOTAL CURRENT ASSETS                                                             57,641
                                                                         -------------------

OTHER ASSETS

   WEBSITE, NET                                                                        2,667
                                                                         -------------------

     TOTAL OTHER ASSETS                                                                2,667
                                                                         -------------------

     TOTAL ASSETS                                                        $            60,308
                                                                         ===================


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

   ACCOUNTS PAYABLE                                                      $             5,323
   ACCRUED EXPENSES-RELATED PARTIES                                                  100,000
   DEFERRED REVENUE                                                                   19,860
                       NOTES PAYABLE-RELATED PARTY 25,000
                                                                         -------------------

     TOTAL CURRENT LIABILITIES                                                       150,183
                                                                         -------------------

STOCKHOLDERS' EQUITY (DEFICIT)

   PREFERRED STOCK: 20,000,000 SHARES AUTHORIZED OF
    $0.001 PAR VALUE, 4,000,000 SHARES ISSUED  AND OUTSTANDING                         4,000
   COMMON STOCK: 480,000,000 SHARES AUTHORIZED OF NO
    PAR VALUE, 7,600,000 SHARES ISSUED AND OUTSTANDING                               351,943
                        ADDITIONAL PAID-IN CAPITAL 7,557
   ACCUMULATED DEFICIT                                                              (453,375)
                                                                         -------------------

     TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                            (89,875)
                                                                         -------------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                $            60,308
                                                                         ===================


 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                        FROM
                                                                                                  INCEPTION ON
                                                                                                   NOVEMBER 26,
                                                                                                       ENDED
                                                                                FOR THE YEAR      2001 THROUGH
                                                                                  DECEMBER 31,     DECEMBER 31,
                                                                                      2002              2001
                                                                              -----------------   ----------------

SALES                                                                           $        153,592          $  1,004

COST OF SALES                                                                             98,387                 -
                                                                                 ---------------  ----------------

GROSS MARGIN                                                                              55,205             1,004
                                                                                 ---------------  ----------------

OPERATING EXPENSES

   CONSULTING                                                                            301,600                 -
   OFFICER SALARY                                                                        100,000                 -
   ADVERTISING AND PROMOTION                                                              36,801             2,138
   PROFESSIONAL FEES                                                                      34,939             1,600
   GENERAL AND ADMINISTRATIVE                                                             31,327             1,179
                                                                                 ---------------  ----------------

     TOTAL OPERATING EXPENSES                                                            504,667             4,917
                                                                                 ---------------  ----------------

NET LOSS                                                                                (449,462) $         (3,913)
                                                                                 ===============  ================

BASIC LOSS PER SHARE                                                             $         (0.06) $              -
                                                                                 ===============  ================

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                                                    7,516,713                 -
                                                                                 ===============  ================

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
            CONSOLIDATE STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                         PREFERRED STOCK         COMMON STOCK       ADDITIONAL
                                   ------------------------- ---------------------   PAID-IN       DEFERRED         ACCUMULATED
                                     SHARES        AMOUNT      SHARES     AMOUNT     CAPITAL     COMPENSATION          DEFICIT
                                   -----------  ------------ ----------  ---------   --------  -----------------  ----------------


BALANCE AT INCEPTION ON
 NOVEMBER 26, 2001                           -  $          -          -  $       -         -      $           -    $          -

CONTRIBUTED CAPITAL                          -             -          -          -     7,557                  -               -

NET LOSS FROM INCEPTION ON
 NOVEMBER 26, 2001 THROUGH
 DECEMBER 31, 2001                           -             -          -          -         -                  -          (3,913)
                                   -----------  ------------ ----------  ---------  --------  -----------------    ----------------

BALANCE DECEMBER 31, 2001                    -             -          -          -     7,557                  -          (3,913)

COMMON STOCK ISSUED FOR CASH
 AND SERVICES TO FOUNDERS AT
 $0.0045 PER SHARE                           -             -  5,975,000     26,943         -                  -               -

COMMON STOCK ISSUED FOR SERVICES
 AND DEFERRED COMPENSATION AT
 $0.20 PER SHARE ON JANUARY 9,
 2002                                        -             -  1,560,000    312,000         -           (301,600)              -

COMMON STOCK ISSUED FOR SERVICES
 AND WEBSITE AT $0.20 PER SHARE
 ON JANUARY 9, 2002                          -             -     65,000     13,000         -                 -                -
                                   -----------  ------------ ----------  ---------  --------  -----------------   ----------------

BALANCE FORWARD                              -  $          -  7,600,000  $ 351,943     7,557    $      (301,600)   $     (3,913)
                                   -----------  ------------ ----------  ---------  --------  -----------------   ----------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)


                                             PREFERRED STOCK         COMMON STOCK                            ADDITIONAL
                                        ----------------------  ---------------------    PAID-IN        DEFERRED      ACCUMULATED
                                         SHARES       AMOUNT     SHARES      AMOUNT      CAPITAL     COMPENSATION      DEFICIT
                                        ----------  ----------  ---------  ----------  ------------  ------------    ----------

BALANCE FORWARD                                  -  $        -  7,600,000  $  351,943  $      7,557   $  (301,600)   $  (3,913)

PREFERRED STOCK ISSUED JANUARY
 9, 2002 FOR SERVICES AT $0.001
 PER SHARE                               4,000,000       4,000          -           -             -            -            -

AMORTIZATION OF DEFERRED
 COMPENSATION                                    -           -          -           -             -       301,600            -

NET LOSS FOR THE YEAR
 ENDED DECEMBER 31, 2002                         -           -          -           -             -             -      449,462)
                                        ----------  ----------  ---------  ----------  ------------  ------------   ----------

BALANCE DECEMBER 31, 2002                4,000,000  $    4,000  7,600,000  $  351,943  $      7,557  $          -    $(453,375)
                                        ==========  ==========  =========  ==========  ============  ============   ==========


 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                        FROM
                                                                                                   INCEPTION ON
                                                                              FOR THE YEAR         NOVEMBER 26,
                                                                               ENDED 2001              THROUGH
                                                                              DECEMBER 31,          DECEMBER 31,
                                                                                 2002                   2001

         CASH FLOWS FROM OPERATING ACTIVITIES

   NET LOSS                                                                $         (449,462)  $           (3,913)
   ADJUSTMENT TO RECONCILE NET LOSS TO NET
    CASH USED BY OPERATING ACTIVITIES:
     COMMON STOCK ISSUED FOR SERVICES                                                 323,000                    -
     PREFERRED STOCK ISSUED FOR SERVICES                                                4,000                    -
AMORTIZATION                                                                            1,333                    -
CHANGES IN OPERATING ASSETS AND LIABILITIES:
     (INCREASE) IN PREPAID EXPENSES                                                   (27,637)                (373)
     INCREASE IN ACCOUNTS PAYABLE                                                       5,323                    -
     INCREASE IN ACCRUED EXPENSES                                                     100,000                    -
     INCREASE IN DEFERRED REVENUE                                                      19,860                    -
                                                                           ------------------   ------------------

       NET CASH USED BY OPERATING ACTIVITIES                                          (23,583)              (4,286)
                                                                           ------------------   ------------------

CASH FLOWS FROM INVESTING ACTIVITIES

   PURCHASE OF WEBSITE                                                                 (2,000)                   -
                                                                           ------------------   ------------------

       NET CASH USED BY INVESTING ACTIVITIES                                           (2,000)                   -
                                                                           ------------------   ------------------

CASH FLOWS FROM FINANCING ACTIVITIES

  PROCEEDS FROM NOTES PAYABLE - RELATED PARTY                                          25,000                    -
  COMMON STOCK ISSUED FOR CASH                                                         26,943                    -
  CONTRIBUTED CAPITAL                                                                       -                7,557
                                                                           ------------------   ------------------

      NET CASH PROVIDED BY FINANCING ACTIVITIES                                        51,943                7,557
                                                                           ------------------   ------------------

INCREASE (DECREASE) IN CASH                                                            26,360                3,271

    CASH, BEGINNING OF PERIOD                                                           3,271                    -
                                                                           ------------------   ------------------
    CASH, END OF PERIOD                                                    $           29,631   $            3,271
                                                                           ==================   ==================

    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    CASH PAID FOR:

   INTEREST                                                                $                -   $                -
   INCOME TAXES                                                            $                -   $                -

NON-CASH FINANCING ACTIVITIES:

  COMMON STOCK ISSUED FOR SERVICES                                         $          323,000   $                -
  PREFERRED STOCK ISSUED FOR SERVICES                                      $            4,000   $                -
  COMMON STOCK ISSUED FOR WEBSITE                                          $            2,000   $                -

 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
                 Noted to the Consolidated Financial Statements
                     December 31, 2002 and December 31, 2001


NOTE 1 -      ORGANIZATION AND DESCRIPTION OF BUSINESS

               The consolidated financial statements presented are those of Intelligent Sports, Inc. and its wholly-owned Subsidiary, Inland Empire Sports Academy, Inc.

               Intelligent Sports, Inc. (Intelligent) was incorporated on November 26, 2001, under the laws of the State of California to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of California. Intelligent is planning to engage in the business of providing business units with strategic guidance and support in the areas of marketing, sales, sponsorships, partnerships, policy & procedures, finance and expansion. Currently, Intelligent is in the process of organizing these business units and raising funding to support this business plan.

               Inland Empire Sports Academy, Inc. (Inland) (dba Nothin' But Net) was incorporated as a wholly owned subsidiary of Intelligent on November 27, 2001 under the laws of the State of California to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of California. Inland is engaged in the operation of Sports Leagues for youth and amateur sports programs planned principle operations began in 2002, accordingly the Company is no longer considered to be in the development stage.

               Intelligent and its wholly-owned subsidiary, Inland, are collectively referred to as "the Company".

               The company has authorized the issuance of 500,000,000 shares, of which 20,000,000 were designated as no par value preferred stock and 480,000,000 shares were designated as no par value common stock.

NOTE 2 -       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               a. Accounting Method

               The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

               b. Income Taxes

               Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
                 Noted to the Consolidated Financial Statements
                     December 31, 2002 and December 31, 2001

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         B. INCOME TAXES (CONTINUED)

         Net deferred tax assets consist of the following components as of December 31, 2002 and 2001:
                                                   2002          2001
                                               ------------  ------------

         Deferred tax assets:
                                      INTELLIGENT SPORTS, INC. AND SUBSIDIARY
                                  Noted to the Consolidated Financial Statements
                                     December 31, 2002 and December 312, 2001


             NOL Carryover                     $     11,704  $      1,526

         Deferred tax liabilities:                        -             -

         Valuation allowance                        (11,704)       (1,526)
                                               ------------  ------------

         Net deferred tax asset                $          -  $          -
                                               ============  ============

         The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 39% to pretax income from continuing operations for the years ended December 31, 2002 and 2001 due to the following:

                                                   2002          2001
                                               ------------  ------------
         Book loss                             $   (175,290) $     (1,526)
         Depreciation                                     -             -
         Stock for services/options expense         125,970             -
         Other                                       39,142             -
         Valuation allowance                         10,178         1,526
                                               ------------  ------------
                                               $          -  $           -
                                               ============  ============

          At December 31, 2002, the Company had net operating loss carryforwards of approximately $30,000 that may be offset against future taxable income from the year 2002 through 2022. No tax benefit has been reported in the December 31, 2002 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

          Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

          c. Cash Equivalents

          The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.


NOTE 2 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              d. Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              e.  Revenue Recognition

              In December 1999, the Securities and Exchange Commission staff

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
                 Noted to the Consolidated Financial Statements
                     December 31, 2002 and December 31, 2001

              released Staff Accounting Bulletin No. 101, Revenue Recognition ("SAB No. 101") to provide guidance on the recognition, presentation, and disclosure of revenue in financial statements. The Company has adopted the provisions of SAB No. 101, not recognizing revenue until it is realized or realizable and earned. During the periods ended December 31, 2002 and 2001, the Company recognized approximately $153,600 and $1,000, respectively, from league and tournament fees and the sale of logo merchandise.

              The Company records billings and cash received in excess of revenue earned as deferred revenue. The Company's deferred revenue generally results from the prepayment of entry fees for tournaments organized and operated by the Company in advance of those revenues being earned. There were $19,860 and $-0- deferred revenues at December 31, 2002 and 2001, respectively.

              f.  Newly Issued Accounting Pronouncements

              The Company adopted the provisions FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," and FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25,)" FASB Statement No.145, "Rescission of FASB Statements No. 4, 44, and
              62,   Amendment  of  FASB   Statement No. 13,  and  Technical
              Corrections," FASB Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," FIN 44, "Accounting
              for  Certain   Transactions  Involving Stock  Compensation (an
              interpretation  of APB Opinion No. 25)," and FASB  Statement No.
              147,   "Acquisitions  of  Certain  Financial Institutions -  an
              amendment   of  FASB   Statements   No.  72 and  144 and  FASB
              Interpretation No. 9." The effect of these adopted provisions on the Company's financial statements was not significant.

              In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" (SFAS 148). SFAS 148 is effective for fiscal years beginning after December 15, 2003. The Company is currently reviewing SFAS 148.




NOTE 2 -       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

               g.  WEBSITE COSTS

               The costs of computer software developed or obtained for internal use, during the preliminary project phase, as defined under Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or obtained for Internal use", are expensed as incurred. The costs of web site development, during the planning stage, as defined under Emerging Issues Task Force No. 00-2 "Accounting for Web Site Development Costs", are expenses as incurred. Computer software and web site development costs incurred during the application and infrastructure development stage, including external direct costs of materials and services consumed in developing software, creating graphics and web site content, payroll, and interest costs, are capitalized and amortized over the estimated useful life, beginning when the software is ready for use and after all substantial testing is completed and the web site is operational.

               Any costs incurred since the web site and related software have become operational have been expenses as incurred.


NOTE 3 -      GOING CONCERN

               The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

               The Company has incurred losses from its inception through

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
                 Noted to the Consolidated Financial Statements
                     December 31, 2002 and December 31, 2001



                  December 31, 2002 of $453,375. The Company does not have an established source revenues sufficient to cover its operating costs, has a working capital deficit of $92,542, and has relied on debt and equity financing. Accordingly, there is substantial doubt about its ability to continue as a going concern.

               In order to develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plans include raising additional capital through the private placement of sales of common stock and/or loans from related and third parties, the proceeds of which will be used to develop the Company's products and services, pay operating expenses and pursue business development activities. The Company expects that it will need $2,000,000 of additional funds for operations and expansion in 2003. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

               The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


NOTE 4 -       EQUITY TRANSACTIONS

               During November 2001, the President and CEO contributed cash of $7,557 to capital.

               During January 2002, the Company issued 5,975,000 shares of common stock for cash, and services, to founders at $0.0045 per share.

               During January 2002, the Company issued 1,615,000 shares of common stock for services at $0.20 per share.

               During January 2002, the Company issued 10,000 shares of common stock for a website at $0.20 per share.

               During January 2002, the Company issued 4,000,000 shares of preferred stock for services at $0.001 per share.

NOTE 5 -      COMMITMENTS AND CONTINGENCIES

               During March 2002, the Company entered into a six month agreement (the Agreement) with Action Stocks for which Action Stocks would provide services related to the compilation and preparation of Registration Statements to be filed with the Securities and Exchange Commission and other market related activities. The Agreement called for the payment of $50,000 in cash and a 13% equity interest in the common stock of the Company. These payments were to be distributed as follows: $25,000 upon execution of the Agreement which amount was non refundable, the 13% equity interest in the common stock; and the remaining $25,000 upon completion of a Registration Statement with the Securities and Exchange Commission.

               In anticipation of this Agreement, the Company issued 1,560,000 shares of common stock during January 2002 valued at $0.20 per share, or $312,000, and paid $25,000 in cash during March 2002. The Company recorded the stock issued as deferred compensation, and has amortized this amount over the life of the contract. The Company recognized consulting expense of $312,000 and $-0- for the periods ended December 31, 2002 and 2001, respectively.

               During March 2002, the company's wholly owned subsidiary, Nothin' But Net, entered into a letter of agreement with an unrelated party for which the unrelated party would provide advertising and promotional services to be billed on a time and materials basis. During January 2002, in anticipation of the agreement the Company

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
                 Noted to the Consolidated Financial Statements
                     December 31, 2002 and December 31, 2001


               issued 10,000 shares of its common stock valued at the fair value of the services received, or $2,000, in relation to services provided under the terms of the letter of agreement.

  NOTE  6 -    RELATED PARTY TRANSACTIONS

               Related parties of the Company advanced $25,000 to pay a deposit on amounts owed for the completion of the registration statement (see note 5). Subsequent to the year-end, the deposit was refunded to the Company as the registration statement was not completed and the Company repaid the related party. No interest has been accrued on the note as the amount would be immaterial.

               At December 31, 2002, the Company accrued $100,000 for unpaid officers salaries for the year ended December 31, 2002.

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                       June 30, 2003 and December 31, 2002

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
                           Consolidated Balance Sheets


                                                      ASSETS

                                                                                June 30,           December 31,
                                                                                  2003                 2002
                                                                         --------------------  -------------------
                                                                               (Unaudited)

CURRENT ASSETS

   Cash                                                                  $             13,477  $            29,631
   Prepaid expenses                                                                         -               28,010
                                                                         --------------------  -------------------

     Total Current Assets                                                              13,477               57,641
                                                                         --------------------  -------------------

OTHER ASSETS

   Website, net                                                                         2,000                2,667
                                                                         --------------------  -------------------

     Total Other Assets                                                                 2,000                2,667
                                                                         --------------------  -------------------

     TOTAL ASSETS                                                        $             15,477  $            60,308
                                                                         ====================  ===================


                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

   Accounts payable                                                      $                  -  $             5,323
   Accrued expenses - related parties                                                 156,612              100,000
   Deferred revenue                                                                         -               19,860
   Notes payable - related party                                                            -               25,000
                                                                         --------------------  -------------------

     Total Current Liabilities                                                        156,612              150,183
                                                                         --------------------  -------------------

STOCKHOLDERS' EQUITY (DEFICIT)

   Preferred stock: 20,000,000 shares authorized of
    $0.001 par value, 4,000,000 shares issued
    and outstanding                                                                     4,000                4,000
   Common stock: 480,000,000 shares authorized of no
    par value, 7,600,000 shares issued and outstanding                                351,943              351,943
   Additional paid-in capital                                                           7,557                7,557
   Accumulated deficit                                                               (504,635)            (453,375)
                                                                         --------------------  -------------------

     Total Stockholders' Equity (Deficit)                                            (141,135)             (89,875)
                                                                         --------------------  -------------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
      (DEFICIT)                                                          $             15,477  $            60,308
                                                                         ====================  ===================

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations
                                   (Unaudited)


                                                  For the Three Months Ended          For the Six Months Ended
                                                          June 30,                           June 30,
                                             ---------------------------------   ---------------------------------
                                                    2003             2002             2003              2002
                                             ----------------  ---------------   ---------------  ----------------

SALES                                       $        87,001   $        65,357   $       141,062   $       66,056

COST OF SALES                                          60,962           41,891           111,623            42,020
                                             ----------------  ---------------   ---------------  ----------------

GROSS MARGIN                                           26,039           23,466            29,439            24,036
                                             ----------------  ---------------   ---------------  ----------------

OPERATING EXPENSES

   Amortization                                           333                -               667               333
   General and administrative                          43,441           12,857            80,032            63,076
                                             ----------------  ---------------   ---------------  ----------------

     Total Operating Expenses                          43,774           12,857            80,699            63,409
                                             ----------------  ---------------   ---------------  ----------------

INCOME (LOSS) BEFORE INCOME
    TAXES                                             (17,735)          10,609           (51,260)          (39,373)

   Income Tax Expense                                       -                -                 -                 -
                                             ----------------  ---------------   ---------------  ----------------

NET INCOME (LOSS)                            $        (17,735) $        10,609   $       (51,260) $        (39,373)
                                             ================  ===============   ===============  ================

BASIC INCOME (LOSS) PER
 SHARE                                       $          (0.00) $          0.00    $        (0.01) $          (0.01)
                                             ================  ===============   ===============  ================

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                                 7,600,000        7,600,000         7,600,000         6,975,556
                                             ================  ===============   ===============  ================

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
            Consolidated Statements of Stockholders' Equity (Deficit)


                                           Preferred Stock            Common Stock           Additional
                                        --------------------   ---------------------------     Paid-in     Deferred      Accumulated
                                        Shares       Amount       Shares         Amount        Capital   Compensation      Deficit
                                        --------  ----------   -------------  ------------  -----------  ------------   -----------

Balance at inception on
 November 26, 2001                             -  $        -   $           -  $          -  $         -  $          -     $       -

Contributed capital                            -           -               -             -        7,557             -             -

Net loss from inception on
 November 26, 2001 through
 December 31, 2001                             -           -               -             -            -             -        (3,913)
                                        --------  ----------   -------------  ------------  -----------  ------------   -----------

Balance December 31, 2001                      -           -               -             -        7,557             -        (3,913)

Common stock issued for cash
 and services to founders at
 $0.0057 per share                             -           -       5,975,000        26,943            -             -             -

Common stock issued for services
 and deferred compensation at
 $0.20 per share on January 9,
 2002                                          -           -       1,560,000       312,000            -      (301,600)            -

Common stock issued for services
 and website at $0.20 per share
 on January 9, 2002                            -           -          65,000        13,000            -             -             -
                                        --------  ----------   -------------  ------------  -----------  ------------   -----------

Balance Forward                                -  $        -       7,600,000  $    351,943  $     7,557  $   (301,600)    $  (3,913)
                                        --------  ----------   -------------  ------------  -----------  ------------   -----------

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)



                                         Preferred Stock                Common Stock        Additional
                                   ---------------------------   ------------------------    Paid-in       Deferred      Accumulated
                                      Shares        Amount        Shares         Amount      Capital     Compensation      Deficit
                                   -------------  -----------   ---------  -------------  ------------  -------------   -----------

Balance Forward                                -  $         -   7,600,000  $     351,943  $      7,557     $ (301,600)  $    (3,913)

Preferred stock issued January
 9, 2002 for services at $0.001
 per share                             4,000,000        4,000           -              -             -              -             -

Amortization of deferred
 compensation                                  -            -           -              -             -        301,600             -

Net loss for the year ended
 December 31, 2002                             -            -           -              -             -              -      (449,462)
                                   -------------  -----------   ---------  -------------  ------------  -------------   -----------

Balance December 31, 2002              4,000,000        4,000   7,600,000        351,943         7,557              -      (453,375)

Net loss for the six months
 ended June 30, 2003
 (unaudited)                                   -            -           -              -             -              -       (51,260)
                                   -------------  -----------   ---------  -------------  ------------  -------------   -----------

Balance, June 30, 2003
 (unaudited)                           4,000,000  $     4,000   7,600,000  $     351,943  $      7,557   $          -   $  (504,635)
                                   =============  ===========   =========  =============  ============   ============   ===========

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                 For the Six Months Ended
                                                                                           June 30,
                                                                           ------------------------------------------
                                                                                  2003                  2002
                                                                           ------------------   ---------------------

CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                                $          (51,260)  $          (39,373)
   Adjustment to reconcile net loss to net
    cash used by operating activities:
     Common stock issued for services                                                       -               21,400
     Preferred stock issued for services                                                    -                4,000
     Amortization                                                                         667                  333
   Changes in operating assets and liabilities:
     (Increase) in prepaid expenses                                                    28,010               (6,426)
     Increase (decrease) in accounts payable                                           (5,323)               2,562
     Increase in accrued expenses - related parties                                    50,000                    -
     (Decrease) in deferred revenue                                                   (19,860)                   -
                                                                           ------------------   ------------------

       Net Cash Provided  (Used) by Operating
        Activities                                                                      2,234              (17,504)
                                                                           ------------------   ------------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Purchase of website                                                                      -               (2,000)
                                                                           ------------------   ------------------

       Net Cash Used by Investing Activities                                                -               (2,000)
                                                                           ------------------   ------------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from advances - related party                                                6,612                    -
  Common stock issued for cash                                                              -               26,943
  Payment on note payable - related party                                             (25,000)                   -
                                                                           ------------------   ------------------

      Net Cash Provided (Used) by Financing Activities                               (18,388)               26,943
                                                                           ------------------   -----------------

INCREASE (DECREASE) IN CASH                                                           (16,154)               7,439

    CASH, BEGINNING OF PERIOD                                                          29,631                3,271
                                                                           ------------------   ------------------

    CASH, END OF PERIOD                                                    $           13,477   $           10,710
                                                                           ==================   ==================

    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    CASH PAID FOR:

   Interest                                                                $                -   $                -
   Income taxes                                                            $                -   $                -

NON-CASH FINANCING ACTIVITIES:

  Common stock issued for services                                         $                -   $           21,400
  Preferred stock issued for services                                      $                -   $            4,000
  Common stock issued for website                                          $                -   $            2,000

                     INTELLIGENT SPORTS, INC. AND SUBSIDIARY
                 Noted to the Consolidated Financial Statements
                         June 30, 2003 and June 30, 2002

NOTE 1 -      BASIS OF FINANCIAL STATEMENT PRESENTATION

              The accompanying unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed consolidated financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed consolidated financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto. Operating results for the six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

NOTE 2 -      GOING CONCERN

               The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

               The Company has incurred losses from its inception through June 30, 2003 of $504,635. The Company does not have an established source revenues sufficient to cover its operating costs, has a working capital deficit of $143,135, and has relied on debt and equity financing. Accordingly, there is substantial doubt about its ability to continue as a going concern.

               In order to develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plans include raising additional capital through the private placement of sales of common stock and/or loans from related and third parties, the proceeds of which will be used to develop the Company's products and services, pay operating expenses and pursue business development activities. The Company expects that it will need $2,000,000 of additional funds for operations and expansion in 2003. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

               The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

--------------------------------------------------------------------------------

                            INTELLIGENT SPORTS, INC.

                                12,000,000 Shares
                                  Common Stock


                                   PROSPECTUS


You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until ______________, 2003, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.








                               ____________, 2003

--------------------------------------------------------------------------------

PART II


INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors, Officers, Employees and Agents.

The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by California law. California law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The California Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The California Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's bylaws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by California law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 25. Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange Commission registration fee           $  3,312
Legal fees and expenses                                       $  2,000
Accounting fees and expenses                                  $ 10,000
Miscellaneous (1)                                             $  2,000
                                                              ---------
         Total                                                $17,312
-------------------------------
(1) Estimated.


Item 26. Recent Sales of Unregistered Securities.

         On January 4, 2002, Inland Empire Sports Academy, Inc., issued 900,000 shares of its common stock to Intelligent Sports, Inc. in exchange for all of its issued and outstanding shares of common stock, thereby becoming a wholly-owned subsidiary of Intelligent Sports, Inc. At the time both private companies were owned by Mr. Hobson and Mr. Mears.


   During January 2002, the Company issued 5,975,000 shares of common stock for cash, and services, to founders at $0.0045 per share.

   During January 2002, the Company issued 1,615,000 shares of common stock for services at $0.20 per share.

   During January 2002, the Company issued 10,000 shares of common stock for a website at $0.20 per share.

   During January 2002, the Company issued 4,000,000 shares of preferred stock for services at $0.001 per share.

   During March 2002, the Company entered into a six month agreement (the Agreement) with Action Stocks for which Action Stocks would provide services related to the compilation and preparation of Registration Statements to be filed with the Securities and Exchange Commission and other market related activities. The Agreement called for the payment of $50,000 in cash and a 13% equity interest in the common stock of the Company. These payments were to be distributed as follows: $25,000 upon execution of the Agreement which amount was non refundable, the 13% equity interest in the common stock; and the remaining $25,000 upon completion of a Registration Statement with the Securities and Exchange Commission.

   In anticipation of this Agreement, the Company issued 1,560,000 shares of common stock during January 2002 valued at $0.20 per share, or $312,000. The Company recorded the stock issued as deferred compensation, and has amortized this amount over the life of the contract.
   During March 2002, the company's wholly owned subsidiary, Nothin' But Net, entered into a letter of agreement with an unrelated party for which the unrelated party would provide advertising and promotional services to be billed on a time and materials basis. During January 2002, in anticipation of the agreement the Company issued 10,000 shares of its common stock valued at the fair value of the services received, or $2,000, in relation to services provided under the terms of the letter of agreement.

         With respect to the above transactions, Intelligent Sports, Inc. relied upon Section 4(2) of the Act for these transactions regarding the issuance of its unregistered securities. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering, (ii) there were no more than 35 investors (excluding "accredited investors"), (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description, (iv) the offers and sales were made in compliance with Rules 501 and 502, (v) the securities were subject to Rule 144 limitation on resale and (vi) each of the parties is a sophisticated purchaser and had full access to the information on Intelligent Sports, Inc. necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

         Neither the offer nor the sale of any of the securities was accomplished by the publication of any advertisement. Each investor received copies of disclosure documents.

Item 27. Exhibits and Financial Statement Schedules.

(a) Exhibits:

     The following exhibits are filed as part of this registration statement:

 Exhibit      Description
 -------      -----------
 3.1 (1)      Articles of Incorporation of Intelligent Sports, Inc, as Amended.
 3.2 (1)      By-laws of Intelligent Sports, Inc.
 4.1 (1)      Certificate of Determination of the Designator, Preferences,
              Rights and Limitations of Series A Preferred stock of Intelligent
              Sports, Inc.
 5.1 (1)      Opinion of Michael S. Krome, P.C.
10.1 (1)      Agreement for Services between Intelligent Sports, Inc. and Action
              Stocks Inc.
10.2 (1)      Agreement for Services between Intelligent Sports, Inc. and
              Gabriel deGrood Bend & LLC, dated March 18, 2002.
23.1 (1)      Consent of HJ Associates & Consultants, LLP, Independent Auditor
23.2 (1)      Consent of Michael S. Krome, P.C. (included in Exhibit 5.1)
-----------------
(1) Filed herewith

Item 28. Undertakings.

(A) The undersigned Registrant hereby undertakes:
         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and
                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).
         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the City of Upland, State of California, on the 12th of August, 2003.

                          INTELLIGENT SPORTS, INC.

                          By: /s/ Thomas Hobson
                          ------------------------
                          Chief Executive Officer, President and Director

POWER OF ATTORNEY

The undersigned directors and officers of Intelligent Sports, Inc. hereby constitute and appoint Thomas Hobson and Dennis Mears and each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                             Date
-----------                -----                             ----

/s/ Thomas Hobson         CEO, President and Chairman        August 12, 2003
---------------------
Thomas Hobson

/s/ Dennis Mears         COO, Vice President, Director      August 12, 2003
---------------------
Dennis Mears

/s/ Andre Bossieux       Secretary/Treasurer and Director   August 12, 2003
---------------------
Andre Bossieux

/s/ Reginald Theus       Director                           August 12, 2003
---------------------
Reginald Theus

/s/ Kellen Winslow       Director                           August 12, 2003
---------------------
Kellen Winslow